EXHIBIT 99.1

23andMe Reports FY2022 Fourth Quarter and Full Year Financial Results

Achieved FY2022 financial guidance

Fourth quarter and full year revenues of $101 million and $272 million representing

14% and 11% increases over prior year, respectively

New genomic health services expected in FY2023

Webcast today, May 26, 2022, at 4:30 p.m. Eastern Time

SOUTH SAN FRANCISCO, Calif., May 26, 2022 -- 23andMe Holding Co. (Nasdaq: ME) (“23andMe”), a leading consumer genetics and research company with a mission to help people access, understand, and benefit from the human genome, today reported its financial results for the fourth quarter (“Q4”) and full year of fiscal year 2022 (“FY2022”), which ended March 31, 2022. 23andMe is the only company with multiple FDA authorizations for over-the-counter genetic health risk reports, and in particular the only company that is FDA authorized to provide, without physician involvement, genetic cancer risk reports and medication insights on how individuals may process certain commonly prescribed medications based on their genetics. The company has also created the world’s largest crowdsourced platform for genetic research, which it is using to pursue drug discovery programs rooted in human genetics across a spectrum of disease areas.

“We made incredible progress this last year with several major milestones, including our entry into the public markets, raising $560 million, and our acquisition of Lemonaid Health. In addition, we increased the number of health reports in our Personal Genome Service to over 60, grew our customer base to 12.8 million genotyped customers and expanded our therapeutics pipeline to more than 50 active programs with two now in Phase 1 clinical trials. All of these accomplishments further our mission to help people access, understand and benefit from the human genome,” said Anne Wojcicki, CEO and Co-Founder of 23andMe. “Genomic information is enabling us to revolutionize the diagnosis, prevention and treatment of human disease. The 23andMe Consumer business is focused on building a genomic health service that focuses on prevention and wellness. Our clinical efforts started with the acquisition and integration of Lemonaid Health’s telehealth and digital pharmacy services and will continue as we roll out a number of new services this fiscal year. Just this month we started beta testing a genetic report consultation service with clinicians who are trained in genetic health concepts. This service can help customers better understand the potential impact of their genetic risk profile and discuss the next steps. This is just the start of our efforts in this area, and I’m excited about the broader suite of services we plan to introduce later this year.”

FY2022 Financial Results Summary

•
Achieved financial guidance

○ $272 million revenue [guidance: $268 to $278 million]

○ $217 million net loss [guidance: $(205) to $(220) million]

○ $151 million adjusted EBITDA loss [guidance: $(148) to $(163) million]

•
Solid balance sheet with cash of $553 million at year end.

Recent Highlights

•
Began offering clinician-led genetic consultations to 23andMe customers focused on risk of breast cancer, colon cancer or early onset of heart disease based on the company’s BRCA1/BRCA2, MUTYH-associated polyposis and familial hypercholesterolemia reports.
•
Enrolled patients in a Phase 1 study of the company’s first wholly owned immuno-oncology antibody, 23ME-00610 (23ME’610).
•
Presented data at the American Association for Cancer Research (AACR) 2022 Annual Meeting related to the company’s wholly-owned 23ME’610 immuno-oncology program.
•
Increased customer database to 12.8 million genotyped customers.
•
Expanded 23andMe+ availability to customers in the UK and Canada. 23andMe+ is a membership service that offers insights and features to give members even more actionable information to live healthier lives.
•
Launched three new reports for customers subscribed to 23andMe+ bringing total reports available to over 60. These new reports use machine learning to create a statistical model that estimates a person’s likelihood of developing a specific condition using thousands of genetic markers, along with a person’s ethnicity and birth sex. The new reports released in the fourth quarter were:

○ Skin cancer report

○ Diverticulitis report

○ Irritable bowel syndrome report

•
Published three papers describing findings on how genetics influences depression and bipolar disorder Translational Psychiatry (2022) 12:121, educational attainment Nature Genetics (2022) 54, 437–449 and loss of smell and taste due to COVID-19 Nature Genetics (2022) 54, 121-124
•
Made Comparably’s 2022 list of Best Places to Work in the San Francisco Bay Area

“Our 2022 fiscal year was a pivotal year for 23andMe with our public listing in June 2021 followed by the strategically important acquisition of Lemonaid Health in November,” said Steve Schoch, Chief Financial Officer of 23andMe. “During that same time, our Personal Genome Service business increased by 1.5 million genotyped customers, or 13%, significantly extending our competitive data advantage. Our investments in our therapeutics portfolio have increased our pipeline to more than 50 active programs. Our Research Services business will be sustained by GSK’s election to remain our exclusive data partner for a fifth year for an opt-in cash payment of $50 million, double the average annual cash payment of the first four years. This extension is a clear sign of the value GSK sees in our data advantage.”

“This coming fiscal year we plan to take a more cautious overall approach to our use of cash, giving priority to the roll out of our next-generation genomic health service, and to advancing our therapeutics efforts. We believe that appropriate investments in these areas will provide our best opportunities for future growth,” added Schoch.

FY2022 Fourth Quarter and Full Year Financial Results

Total revenue for the three and twelve months ended March 31, 2022, was $101 million and $272 million, respectively, representing increases of 14% and 11%, respectively, for the same periods in the prior year. Fourth quarter revenue growth was primarily due to the addition of three months of telehealth business revenue from our Lemonaid Health acquisition and higher research services revenue. These increases were partially offset by lower Personal Genome Service (“PGS”) revenue. Full year revenue growth was primarily driven by five months of telehealth business revenue and higher subscription revenue.

Consumer services revenue represented approximately 83% and 82% of total revenue, respectively, for the three and twelve months ended March 31, 2022, and research services revenue, substantially all derived from the collaboration with GSK, accounted for approximately 17% and 18% of total revenue, respectively, for those same periods.

Operating expenses for the three and twelve months ended March 31, 2022 were $117 million and $387 million, respectively, compared to $112 million and $302 million for the same periods in the prior year. The increase in fourth quarter operating expenses was primarily attributable to increased sales and marketing expenses associated with the addition of telehealth marketing activities. The increase in full year operating expenses was primarily due to increased sales and marketing spending around holiday and promotional periods, the addition of telehealth sales and marketing expenses and therapeutics-related research and development expenses as programs advance in development.

Net loss for the three and twelve months ended March 31, 2022 was $70 million and $217 million, respectively, compared to net losses of $67 million and $184 million for the same periods in the prior year. The increase in net loss for the fourth quarter was primarily driven by higher operating expenses (as noted above). The increase in net loss in the full year was primarily driven by higher operating expenses (as noted above) offset by changes in fair value of warrant liabilities of $33 million and an income tax benefit of $3 million. In December 2021, the company redeemed all outstanding warrants.

Total Adjusted EBITDA (as defined below) for the three and twelve months ended March 31, 2022 was $(30) million and $(151) million, respectively, compared to $(11) million and $(77) million for the same periods in the prior year. The decrease in total Adjusted EBITDA was driven primarily by the increase in operating expenses listed above. Adjusted EBITDA for the three and twelve months ended March 31, 2022 for the Consumer & Research Services segment was $3 million and $(30) million, respectively, compared to $18 million and $13 million for the same periods in the prior year. The decrease in this segment was driven primarily by the increase in operating expenses listed above, excluding therapeutics-related research and development expenses and one-time transaction costs.

Balance Sheet

23andMe ended Q4 FY2022 with cash of $553 million, compared to $282 million as of March 31, 2021. The increase was primarily attributable to the $560 million in gross proceeds from the completion of the business combination with the Virgin Group Acquisition Corp during the first quarter of FY2022.

FY2023 Financial Guidance

The company’s full year fiscal 2023 guidance is based on a conservative approach, recognizing the current uncertainties in the general economy and in financial markets. Within the existing consumer businesses of PGS and telehealth, the company is prioritizing the minimization of cash burn over top-line growth. For those business segments expected to drive future growth, which include the company’s new genomic health services and Therapeutics, the company plans to focus on the most strategically and financially valuable options and invest appropriately. Because the new genomic health service is not anticipated to fully launch until later in the fiscal year, the company does not foresee meaningful revenue contribution from these new consumer products and services within FY2023. As a reminder, our guidance includes the full-year impact of the consolidation of Lemonaid Health’s business into the company’s overall consumer business as well as the current and anticipated effects of general inflation on certain of our costs. Revenue guidance for FY2023, which will end on March 31, 2023, is projected to be in the range of $260 to $280 million, with a net loss in the range of $350 to $370 million. Full year adjusted EBITDA loss is projected to be in the range of $195 to $215 million for fiscal year 2023.

Conference Call Webcast Information

23andMe will host a conference call at 4:30 p.m. Eastern Time on Thursday, May 26th, 2022 to discuss the financial results for the full year and Q4 FY2022 and report on business progress. The webcast can be accessed on the day of the event at https://investors.23andme.com/news-events/events-presentations. A webcast replay will be available at the same address for a limited time within 24 hours after the event.

About 23andMe

23andMe is a genetics-led consumer healthcare and therapeutics company empowering a healthier future. For more information, please visit investors.23andme.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the future performance of 23andMe’s businesses in consumer genetics and therapeutics and the growth and potential of its proprietary research platform. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding 23andMe’s strategy, financial position, funding for continued operations, cash reserves, projected costs, plans, and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," “predicts,” "continue," "will," “schedule,” and "would" or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also subject to other risks and uncertainties that are described in 23andMe’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on February 11, 2022 and in the reports subsequently filed by 23andMe with the SEC. The statements made herein are made as of the date of this press release and, except as may be required by law, 23andMe undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Use of Non-GAAP Financial Measure

To supplement the 23andMe’s unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that 23andMe defines as net income before net interest expense (income), net other expense (income), changes in fair value of warrant liabilities, income tax (provision) benefit, depreciation and amortization of fixed assets, amortization of internal use software, amortization of acquired intangible assets, non-cash stock-based compensation expense, acquisition-related costs, litigation settlements not related to normal and continued business activities, and expenses related to restructuring and other charges, if applicable for the period. 23andMe has provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Adjusted EBITDA is a key measure used by 23andMe’s management and the board of directors to understand and evaluate operating performance and trends, to prepare and approve 23andMe’s annual budget and to develop short- and long-term operating plans. 23andMe provides Adjusted EBITDA because 23andMe believes it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry and it facilitates comparisons on a consistent basis across reporting periods. Further, 23andMe believes it is helpful in highlighting trends in its operating results because it excludes items that are not indicative of 23andMe’s core operating performance. In particular, 23andMe believes that the exclusion of the items eliminated in calculating Adjusted EBITDA provides useful measures for period-to-period comparisons of 23andMe’s business. Accordingly, 23andMe believes that Adjusted EBITDA provides useful information in understanding and evaluating operating results in the same manner as 23andMe’s management and board of directors.

In evaluating Adjusted EBITDA, you should be aware that in the future 23andMe will incur expenses similar to the adjustments in this presentation. 23andMe’s presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. Other companies, including companies in the same industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. There are a number of limitations related to the use of these non-GAAP financial measures rather than net loss, which is the most directly comparable financial measure calculated in accordance with GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. When evaluating 23andMe’s performance, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and other GAAP results.

***

Investor Relations Contact: investors@23andme.com

Media Contact: press@23andMe.com

23andMe Holding Co.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2022	2021	2022	2021
Revenue (related party amounts of $16,783 and $9,696 for the three months ended March 31, 2022 and 2021, respectively, and $46,064 and $39,917 for the years ended March 31, 2022 and 2021, respectively)	$100,559	$88,582	$271,893	$243,920
Cost of revenue (related party amounts of $90 and $(808) for the three months ended March 31, 2022 and 2021, respectively, and $299 and $(1,400) for the years ended March 31, 2022 and 2021, respectively)	53,502	44,053	138,948	126,914
Gross profit	47,057	44,529	132,945	117,006
Operating expenses:
Research and development (related party amounts of $5,769 and $7,997 for the three months ended March 31, 2022 and 2021, respectively, and $23,954 and $18,684 for the years ended March 31, 2022 and 2021, respectively)	50,324	45,596	189,377	159,856
Sales and marketing	29,351	11,955	100,338	43,197
General and administrative	36,836	54,055	97,383	99,149
Total operating expenses	116,511	111,606	387,098	302,202
Loss from operations	(69,454)	(67,077)	(254,153)	(185,196)
Other (expense) income:
Interest (expense) income, net	64	60	277	255
Change in fair value of warrant liabilities	—	—	32,989	—
Other (expense) income, net	(122)	4	(83)	1,322
Loss before income taxes	(69,512)	(67,013)	(220,970)	(183,619)
Benefit from (provision for) income taxes	(32)	—	3,480	—
Net loss	$(69,544)	$(67,013)	$(217,490)	$(183,619)
Other comprehensive income	215	—	179	—
Total comprehensive loss	$(69,329)	$(67,013)	$(217,311)	$(183,619)
Net loss per share of Class A and Class B common stock attributable to common stockholders:
Basic and diluted	$(0.16)	$(0.59)	$(0.60)	$(1.84)
Weighted-average shares used to compute net loss per share:
Basic and diluted	444,139,193	113,336,281	361,528,119	99,660,786

23andMe Holding Co.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

(Unaudited)

	March 31,
	2022	2021
ASSETS
Current assets:
Cash	$553,182	$282,489
Restricted cash	1,599	1,399
Accounts receivable, net	3,380	2,481
Inventories	10,789	6,239
Deferred cost of revenue	7,700	5,482
Prepaid expenses and other current assets	25,139	15,485
Total current assets	601,789	313,575
Property and equipment, net	49,851	60,884
Operating lease right-of-use assets	55,577	63,122
Restricted cash, noncurrent	6,974	6,974
Internal-use software, net	9,635	6,889
Intangible assets, net	73,905	—
Goodwill	351,744	—
Other assets	2,593	654
Total assets	$1,152,068	$452,098
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable (related party amounts of $12,567 and $4,422 as of March 31, 2022 and 2021, respectively)	$37,930	$12,271
Accrued expenses and other current liabilities (related party amounts of $5,772 and $7,065 as of March 31, 2022 and 2021, respectively)	44,588	31,953
Deferred revenue (related party amounts of $9,181 and $30,140 as of March 31, 2022 and 2021, respectively)	62,939	71,255
Operating lease liabilities	7,784	6,140
Total current liabilities	153,241	121,619
Operating lease liabilities, noncurrent	78,524	87,582
Other liabilities	4,647	1,165
Total liabilities	$236,412	$210,366
Commitments and contingencies
Redeemable convertible preferred stock
Redeemable convertible preferred stock, $0.0001 par value per share, 10,000,000 shares authorized as of March 31, 2022, and $0.00001 par value per share, 209,512,070 shares authorized as of March 31, 2021; nil and 209,181,855 shares issued and outstanding as of March 31, 2022 and 2021, respectively; aggregate liquidation preference of nil and $874,107 as of March 31, 2022 and 2021, respectively	—	837,351
Stockholders' equity (deficit)
Common Stock - Class A shares, par value $0.0001, 1,140,000,000 and 390,921,975 shares authorized and 228,174,718 and 20,713,076 shares issued and outstanding as of March 31, 2022 and 2021, respectively; Class B shares, par value $0.0001, 350,000,000 and 380,944,977 shares authorized and 220,637,603 and 103,816,708 shares issued and outstanding as of March 31, 2022 and 2021, respectively; Class C shares, par value $0.0001, nil and 72,276,062 shares authorized and no shares issued and outstanding as of March 31, 2022 and 2021, respectively	45	12
Additional paid-in capital	2,110,160	381,607
Accumulated other comprehensive income	179	—
Accumulated deficit	(1,194,728)	(977,238)
Total stockholders’ equity (deficit)	915,656	(595,619)
Total liabilities and stockholders’ equity (deficit)	$1,152,068	$452,098

23andMe Holding Co.
Condensed Consolidated Statements of Cash Flows
(in thousands)

(Unaudited)

	Year Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(217,490)	$(183,619)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23,699	18,078
Amortization and impairment of internal-use software	2,449	2,168
Stock-based compensation expense	57,933	88,425
Changes in fair value of warrant liabilities	(32,989)	—
Loss on disposal of property and equipment	100	57
Gain on lease termination	(15)	(876)
Changes in operating assets and liabilities:
Accounts receivable	(899)	3,912
Inventories	(4,262)	7,884
Deferred cost of revenue	(2,219)	1,163
Prepaid expenses and other current assets	(10,077)	2,126
Operating lease right-of-use assets	7,078	10,288
Other assets	(1,820)	573
Accounts payable (related party amounts of $8,145 and $191 for the years ended March 31, 2022 and 2021, respectively)	22,856	137
Accrued expenses and other current liabilities (related party amounts of $ (1,293) and $3,517 for the years ended March 31, 2022 and 2021, respectively)	8,316	82
Deferred revenue (related party amounts of $(20,959) and $(14,917) for the years ended March 31, 2022 and 2021, respectively)	(8,799)	(16,210)
Operating lease liabilities	(7,054)	(8,528)
Other liabilities	(3,635)	88
Net cash used in operating activities	(166,828)	(74,252)
Cash flows from investing activities:
Purchases of property and equipment	(3,968)	(4,054)
Purchases of intangible assets (patents)	(5,500)	—
Proceeds from sale of property and equipment	1	838
Capitalized internal-use software costs	(4,505)	(3,320)
Cash paid for acquisitions, net of cash acquired	(94,165)	—
Net cash used in investing activities	(108,137)	(6,536)
Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock	—	82,500
Payments for issuance costs of redeemable convertible preferred stock	—	(232)
Proceeds from exercise of stock options (related party amounts of nil and $67,359 for the years ended March 31, 2022 and 2021, respectively)	16,998	76,151
Payments of deferred offering costs	(30,642)	(3,084)
Proceeds from issuance of common stock upon Merger	309,720	—
Proceeds from PIPE (related party amounts of $25,000 and nil for the years ended March 31, 2022 and 2021, respectively)	250,000	—
Proceeds from exercise of merger warrants	44	—
Payment for warrant redemptions	(116)	—
Net cash provided by financing activities	546,004	155,335
Effect of exchange rates on cash	(146)	—
Net increase in cash and restricted cash	270,893	74,547
Cash and restricted cash—beginning of period	290,862	216,315
Cash and restricted cash—end of period	561,755	290,862
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment during the period included in accounts payable and accrued expenses	722	535

Stock-based compensation capitalized for internal-use software costs	1,166	637
Reclassification of transaction costs	3,971	—
Vesting of related party early exercised stock options	—	91,046
Assumption of merger warrants liability	75,415	—
Deferred offering costs during the period included in accounts payable and accrued expenses	—	887
Conversion of redeemable convertible preferred stock to common stock	837,351	—
Redemption/exercise of Class A common stock warrants	42,354	—
Stock consideration in acquisition of businesses, including fair value of common stock issued and fair value of stock-based awards that were vested	322,842	—
Reconciliation of cash and restricted cash within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:
Cash	553,182	282,489
Restricted cash, current	1,599	1,399
Restricted cash, noncurrent	6,974	6,974
Total cash and restricted cash	$561,755	$290,862

23andMe Holding Co.
Total Company and Segment Information and Reconciliation of Non-GAAP Financial Measures
(in thousands)

(Unaudited)

The Company’s revenue and Adjusted EBITDA by segment and for the total Company is as follows:

	Three Months Ended March 31,		Year Ended March 31,
	2022	2021	2022	2021
Segment Revenue
Consumer & Research Services	$100,559	$88,576	$271,893	$243,866
Therapeutics	—	6	—	54
Total revenue	$100,559	$88,582	$271,893	$243,920
Segment Adjusted EBITDA
Consumer & Research Services Adjusted EBITDA	$3,120	$17,721	$(30,112)	$12,796
Therapeutics Adjusted EBITDA	(19,898)	(19,848)	(76,944)	(58,734)
Unallocated Corporate (1)	(12,992)	(9,033)	(43,684)	(30,587)
Total Adjusted EBITDA	$(29,770)	$(11,160)	$(150,740)	$(76,525)

Reconciliation of net loss to Adjusted EBITDA
Net loss	$(69,544)	$(67,013)	$(217,490)	$(183,619)
Adjustments:
Interest (income) expense, net	(64)	(60)	(277)	(255)
Other (income) expense, net	122	(4)	83	(1,322)
Change in fair value of warrant liabilities	—	—	(32,989)	—
Income tax provision (benefit)	32	—	(3,480)	—
Depreciation and amortization	4,711	4,714	18,899	20,246
Amortization of acquired intangible assets	4,371	—	7,269	—
Stock-based compensation expense	20,460	51,203	57,933	88,425
Acquisition-related costs (2)	192	—	9,362	—
Litigation settlement (3)	9,950	—	9,950	—
Total Adjusted EBITDA	$(29,770)	$(11,160)	$(150,740)	$(76,525)
(1)
Certain expenses such as Finance, Legal, Regulatory and Supplier Quality, and CEO Office are not reported as part of the reporting segments as reviewed by the CODM. These amounts are included in Unallocated Corporate.
(2)
For the fiscal years ended March 31, 2022, acquisition-related costs primarily consisted of advisory, legal and consulting fees related to the Lemonaid Health acquisition.
(3)
For the fiscal year ended March 31, 2022, litigation settlement is litigation cost net of insurance recoveries, which is not expected to occur on a recurring basis and not part of the company's normal and continued business activity.